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EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-108747, 333-94871, and 333-64503 of Island Pacific, Inc. and subsidiaries on Form S-8 and Registration Statement No. 333-43626 on Form S-3 of our report, dated June 11, 2004, appearing in this Annual Report on Form 10-K of Island Pacific, Inc. and subsidiaries for the year ended March 31, 2004.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, CA
June 11, 2004